UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 31, 2015

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01              Completion of Acquisition or Disposition of Assets.

On March 31, 2015, Impac Mortgage Holdings, Inc. (the “Company”) and its wholly-owned subsidiary, Impac Mortgage Corp. (“IMC”), completed the final step of the CashCall Mortgage (“CCM”) acquisition which provides the Company all the economic benefits of CCM’s transactions since the Effective Date of January 6, 2015.  Pursuant to the terms of the Asset Purchase Agreement, the Company acquired substantially all the assets and the assumed certain liabilities of the residential mortgage operations of CashCall, Inc. (“CashCall”), as previously reported on Form 8-K filed with the Securities and Exchange Commission on January 12, 2015.

As part of the Asset Purchase Agreement, the Company is to pay a purchase price consisting of a fixed component and a contingent component.  The fixed component includes (i) the aggregate payment of $10 million in cash, payable in installments through January 2016 and (ii) the issuance, on April 1, 2015, of 494,017 shares of newly issued unregistered shares of common stock of the Company (the “Shares”). The contingent component consists of a three year earn-out provision based on a percentage a of the pre-tax profits of the CashCall Mortgage division so purchased, which is expected to be an average of approximately 55% during the three year earn-out period of the CashCall Mortgage division’s profitability.  In addition, until the last day of the earn-out period, CashCall will provide certain support services to the mortgage operations division.

Other than the Asset Purchase Agreement, there are no material relationships between the Company and CashCall or any of their respective affiliates.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is incorporated herein by reference to Exhibit 2.1 hereto.  The Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, and this summary are not intended to modify or supplement any factual disclosures about the Company and should not be relied upon as disclosure about the Company without consideration of the periodic and current reports and statements that the Company files with the Securities and Exchange Commission (the “SEC”).

Item 2.02              Results of Operations and Financial Condition.

On March 31, 2015, Impac Mortgage Holdings, Inc. held a conference call discussing financial results for the year ended December 31, 2014. The transcript is being furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if fully set forth.

The information reported under Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 3.02              Unregistered Sales of Equity Securities.

The information included in Item 2.01 above related to the issuance of the Shares to CashCall is incorporated by reference into this Item 3.02.  The securities were issued in reliance upon the exemptions provided in Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated by the Securities and Exchange under the Act since, among other things, the transaction did not involve a public offering.

Item 7.01              Regulation FD Disclosure.

On March 31, 2015, Impac Mortgage Holdings, Inc. held a conference call discussing financial results for the year ended December 31, 2014. The transcript is being furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if fully set forth.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01              Financial Statements and Exhibits.

(a) Financial statements of business acquired.  The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, are not being filed herewith but will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro forma financial information.  The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, is not being furnished herewith but will be furnished by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit Number	Description
2.1

Asset Purchase Agreement dated January 6, 2015 among Impac Mortgage Holdings, Inc, Impac Mortgage Corp and CashCall, Inc. Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedules or exhibits to the SEC upon request.

99.1	Transcript from March 31, 2015 earnings conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: April 3, 2015

	By:	/s/ Ron Morrison
	Name:	Ron Morrison
	Title:	EVP and General Counsel

Exhibit Index

Exhibit Number	Description
2.1

Asset Purchase Agreement dated January 6, 2015 among Impac Mortgage Holdings, Inc, Impac Mortgage Corp and CashCall, Inc. Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedules or exhibits to the SEC upon request.

99.1	Transcript from March 31, 2015 earnings conference call.